                                                                    Exhibit 10.8



                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS AGREEMENT is made and entered into this 1 6th day of December, 1 998, by and between SELECT MEDICAL CORPORATION, a Delaware corporation ("Employer"), having an address do Select Medical Corporation, 4718 Old Gettysburg Road, P.O. Box 2034, Mechanicsburg, PA 1 7055, and DAVID W. CROSS, an individual ("Employee"), residing at 10 Lindworth Drive, St. Louis, Missouri 63124.

                                  BACKGROUND:
                                  ----------

     A. Employer is in the business of operating long-term acute care hospitals ("LTACHs") throughout the United States (the "Business").

     B. In accordance with that certain Third Amended and Restated Employment Agreement of David W. Cross, dated as of October 12, 1998 (the "Prior Agreement"), Employee was employed as the President and Chief Executive Officer of Intensiva Healthcare Corporation, a Delaware corporation ("Intensiva"), prior to its acquisition by Employer. Pursuant to Section 7.2(e) of the Prior Agreement, Employee desires to terminate the Prior Agreement, effective on the date hereof, based on the occurrence of a Change of Control (as that term is defined in the Prior Agreement) of Intensiva and to resign as the President and Chief Executive Officer of Intensiva.

     C. Employer desires to employ Employee to serve as its Senior Vice President -Development and to develop new LTACHs for the Business.

     D. Employee desires to be employed by Employer to render such services in connection with the Business, on the terms and conditions specified below.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee and Employer, intending to be legally bound hereby, covenant and agree as follows:

     1.  Resignation and Employment. (a) Employee hereby elects to terminate the
         --------------------------
Prior Agreement, effective on the date hereof, based on the occurrence of a Change of Control (as that term is defined in the Prior Agreement) of Intensiva and to resign as the President and Chief Executive Officer of lntensiva. Employer and Intensiva agree that, in lieu of the salary continuation, employee and other benefits and considerations to which Employee would otherwise be entitled under the terms of Section 7(d) of the Prior Agreement, Intensiva shall make a lump-sum payment to Employee, on January 15, 1999, in the amount of Three Hundred Eighty Thousand Dollars ($380,000), less required withholdings.


     (b) Employer agrees to employ Employee, and Employee hereby accepts such employment and agrees to serve Employer, upon and subject to the terms and conditions set forth herein.

     2.     Employee's Representations and Warranties.
            -----------------------------------------

     (a) Employee represents and warrants to Employer that Employee has disclosed, and at all times during the Employment Term (as hereinafter defined) will disclose, to Employer the following matters, whether occurring at any time prior to or during the Employment Term:

     (i) any criminal complaint, indictment or criminal proceeding (involving other than a misdemeanor offense) in which Employee is named as a defendant;

     (ii) any investigation or proceeding, whether administrative, civil or criminal, relating to an allegation against Employee of filing false health care claims, violating anti-kickback laws, or engaging in other billing improprieties; or


     (iii) any dependency on, habitual use or episodic abuse of, alcohol or controlled substances by Employee, or any participation by Employee in any alcohol or controlled substance detoxification, treatment, recovery, rehabilitation, counseling, screening or monitoring program.

     (b) Employee shall at all times render services hereunder in a competent, professional and ethical manner, in accordance with all applicable statutes, regulations, rules, orders and directives of any and all governmental and regulatory bodies having competent jurisdiction.

     (c) Employee further represents and warrants that Employee is not, and has not been, excluded from participation in the Medicare or Medicaid programs or otherwise found to be in violation of any of the rules or regulations of such programs.

     3.     Employee's Duties and Responsibilities.
            --------------------------------------

     3.1    General. (a) During the Employment Term, Employee shall be employed
            -------
to perform services for and on behalf of Employer as specified in this Section
3.

     (b) Employee shall serve as Employer's Senior Vice President Development and will develop new LTACHs for the Business throughout the United States at such locations as are approved by Employer. In such capacity, Employee will, as directed by Employer, also seek contracts to manage rehabilitation units in general acute care hospitals. Employee shall report to Employer's President and Chief Operating Officer. Employee shall not be required to relocate from St. Louis, Missouri.

     3.2    Obligations and Duties of Employee. Employee shall devote a minimum
            ----------------------------------
of forty (40) hours a week to the performance of Employee's duties hereunder. Subject to Employee's right to paid time off as permitted under Section 4.4 below, Employee's duties are to be carried out over a 52-week period. Employee agrees to perform Employee's duties diligently and to the best of Employee's abilities, and to perform such additional or different duties and services appropriate to Employee's position which Employee from time to time may be reasonably directed to perform by Employer.

     3.3    Authority and Control of Employer. Employee shall at all times
            ---------------------------------
comply with, and be subject to, such reasonable policies, procedures, rules and regulations as Employer or its parent company may establish from time to time (including, without limitation, Employer's Code of Conduct), and all work performed by Employee shall be subject to review and evaluation by Employer.

     3.4    Duty; Conflicts. Employee acknowledges and agrees that Employee owes
            ---------------
a duty of loyalty, fidelity and allegiance to act at all times in the best interests of Employer and to do no act which would injure Employer's business, interests or reputation. Employee shall devote Employee's full business time, energy and best efforts to the business and affairs of Employer and to the fulfillment of Employee's obligations hereunder. Employee shall not, during the Employment Term, without the prior written consent of Employer, engage in any other business, investment or activity, directly or indirectly, whether or not such activity is pursued for gain, profit, or other pecuniary advantage, which interferes with the performance of Employee's duties hereunder or is contrary to the interests of Employer. It is agreed that any direct or indirect interest in, connection with, or benefit from any outside activities, particularly commercial activities, which interest might in any way adversely affect Employer, involves a possible conflict of interest. In keeping with Employee's fiduciary duties to Employer, Employee agrees that Employee shall not knowingly become involved in a conflict of interest with Employer, or upon discovery thereof, allow such a conflict to continue. Employee shall disclose to Employer any facts which might involve a conflict of interest. Employee shall request the written consent of Employer prior to accepting a position as a trustee or director of any outside organization.

     3.5    Time Records. Employee shall submit to Employer such time records as
            ------------
Employer may require from time to time (for example, in order to allocate Employee's time if such allocations are necessary to permit Employer or its affiliates to file accurate Medicare cost reports) showing the nature of the services performed by Employee and the time Employee actually spent performing those services.

     4.     Financial Terms.
            ---------------

     4.1    Base Salary. In consideration of Employee's services hereunder,
            -----------
Employer agrees to pay Employee, during the Employment Term, the annual base salary of One Hundred Ninety Thousand Dollars ($190,000), payable in either biweekly or monthly installments based on Employer's salary policy in effect from time to time.

     4.2    Incentive Compensation. Employee shall be entitled to incentive
            ----------------------
compensation no less favorable in method of determination or amount than received from time to time by a Senior Vice President of Employer.

     4.3    Employee Benefits. During the Employment Term, in addition to the
            -----------------
compensation paid to Employee pursuant to Sections 4.1 and 4.2 above, Employee shall be entitled to any employment and fringe benefits under Employer's employment policies and employee benefit plans, as they may exist from time to time, and which are no less favorable than those received by a Senior Vice President of Employer. Nothing in this Agreement shall be construed to obligate Employer to institute, maintain, or refrain from changing, amending or discontinuing any incentive compensation or employee benefit program or plan, so long as such actions are similarly applicable to one or more Senior Vice Presidents of Employer. Employer shall have no obligation to secure or otherwise fund any of the aforesaid benefits and arrangements, and each shall instead constitute an unfunded and unsecured promise to pay money in the future exclusively from the general assets of Employer.

     4.4    Paid Time Off. During the Employment Term, Employee shall be
            -------------
entitled to paid time off in accordance with Employer's policy relating thereto and applicable to a Senior Vice President of Employer. Vacation schedules will be coordinated and approved by Employer so as to facilitate the steady ongoing development of the Business.

     4.5    Income and Employment Taxes. Employee shall be an employee of
            ---------------------------
Employer for all purposes. Employer shall withhold amounts from Employee's compensation in accordance with the requirements of applicable law for federal and state income tax, FICA, FUTA, and other employment or payroll tax purposes. It shall be Employee's responsibility to report and pay all federal, state, and local taxes arising from Employee's receipt of compensation hereunder.

     4.6    Reimbursement of Expenses. In addition to the compensation provided
            -------------------------
for under this Section 4, upon submission of proper vouchers and in accordance with the policies and procedures established by Employer in effect from time to time, Employer shall directly pay or reimburse Employee for all normal and reasonable travel and lodging expenses incurred by Employee during the Employment Term in connection with Employee's responsibilities to Employer.

     4.7    Sign-On Bonus. In order to induce Employee to enter into this
            -------------
Agreement, Employer will, on January 15, 1999, pay to Employee a one-time sign-on bonus in the amount of Three Hundred Thousand Dollars ($300,000), less required withholdings.

     4.8    Stock Options. Employer will, effective on the date hereof, grant to
            -------------
Employee options to purchase One Hundred Thousand (100,000) shares of Employer's common stock at a strike price of $3.50 per share, with fifty percent (50%) of such options (i.e., 50,000 shares) to vest on the first anniversary of Employee's employment with Employer, and the balance of such options (i.e., 50,000 shares) to vest on the second anniversary of Employee's employment with Employer. Employee will have thirty (30) days after the termination of this Agreement to exercise any options vested and outstanding on the date of termination.

     4.9    Investment Opportunity. Employee will have a one-time opportunity to
            ----------------------
purchase, on or before December 31, 1998, up to 75,000 shares of Employer's common stock at a purchase price of $3.50 per share.

     5.     Term and Termination.
            --------------------

     (a) This Agreement shall commence on the date hereof and remain in effect, unless this Agreement is terminated by either party hereto, or extended by the written agreement of both parties hereto, for a period of two (2) years after the date hereof. Thereafter, this Agreement shall continue in effect from month to month unless either party shall notify the other party in writing of its decision to terminate this Agreement effective thirty (30) days after the other party's receipt of such notice. Employer may terminate this Agreement in the case of a breach of this Agreement by Employee under Section 5(c) below effective upon written notice to Employee.

     (b) Upon termination of employment hereunder, Employee shall be entitled to receive such salary and fringe benefits, if any, accrued under the terms of this Agreement, but unpaid, as of the date of such termination, and all future compensation and all future benefits shall cease and terminate as of the date of termination. Employee shall be entitled to pro rata salary through the date of such termination, but Employee shall not be entitled to any incentive compensation not yet paid as of the date of termination.

     (c) Employer shall be entitled to terminate this Agreement, for cause, if any of the following events shall occur:

     (i) Employee's death or upon Employee's becoming incapacitated due to accident, sickness or other circumstances which render Employee mentally or physically incapable of performing the duties and services required of Employee for a period of sixty (60) consecutive days, as determined by a physician mutually selected by Employer and Employee;

     (ii) Employee engages in criminal or fraudulent conduct, in the good faith opinion of Employer, or Employee is found guilty of such conduct by any court or governmental agency of competent jurisdiction;

     (iii) Breach by Employee of any material representation, warranty or other material term or provision in this Agreement, which breach has not been cured to the satisfaction of Employer within twenty (20) calendar days after notice of such breach;

     (iv) Intentional refusal by Employee to perform any duty reasonably required of Employee hereunder for a continuous period of three (3) calendar days after delivery of written notice thereof to Employee by Employer;

     (v) The observed use of illegal drugs by Employee at any time or place or the abuse of alcohol or the appearance, in the good faith determination of Employer, of Employee being under the influence of drugs and/or alcohol on the premises of Employer or any client of Employer, during any time during which Employee is performing services for Employer, or the good faith determination of Employer that Employee is addicted to drugs or alcohol and has refused any recognized rehabilitation procedures; or

     (vi) Employee's gross negligence or willful misconduct in the performance of the duties and services required of Employee.

     (d) Following any involuntary termination of his employment with Employer (other than a termination for cause in accordance with Section 5(c) above), Employer shall be obligated to pay to Employee, as severance pay, an amount equal to one (1) year of base salary, payable in substantially equal bi-weekly installments at the level then being paid to Employee. Employer shall also continue Employee's medical and other benefits until Employee is re-employed or for the balance of the Employment Term, which ever is first to occur. In the event that Employee is re-employed, but the benefits provided through such reemployment are less than the benefits provided under this Agreement, then Employer shall pay to Employee, in monthly installments, such difference in value. Should Employee die before receipt of the severance payments, then such payments will be made to the executors or administrators of Employee's estate.

     6.    Non-Solicitation. During the Employment Term, and for a period of one
           ----------------
(1) year after the expiration or earlier termination of this Agreement, Employee shall not, directly or indirectly, without the express written consent of Employer (which consent may be withheld in the Employer's sole discretion), solicit or contact, cause others to solicit or contact, with a view to engaging or employing, any person who, during the Employment Term, was an employee of Employer or any of its subsidiaries or affiliates.

     7.    Non-Compete.
           -----------

     (a) Employee recognizes that Employer's entering into this Agreement is induced primarily because of the covenants and assurances made by Employee, that Employee's covenant not to compete is necessary to insure that continuation of the Business, and that irreparable harm and damage will be done to Employer and its affiliates in the event that Employee competes with Employer or its affiliates within the geographic areas described below. Therefore, Employee agrees that, during the Employment Term, Employee shall not, directly or indirectly, in whole or in part, without the express written consent of Employer (which consent may be withheld in Employer's sole discretion), own, manage, operate, control, establish, participate in the management or control of, be employed by, lend Employee's name to or maintain or continue any interest whatsoever in, provide financial assistance to, or provide consulting or other services related to, any enterprise (a) having to do with the provision, distribution, marketing, promotion, or advertising of any type(s) of service(s) or product(s) in direct competition to those offered by Employer within (i) the fifty (50) states of the United States, (ii) United States territories and possessions, and (iii) each foreign country, possession or territory in which Employer may be engaged in business at the termination of Employee's employment. Additionally for a period of one (1) year after the end of the Employment Term or the earlier termination of this Agreement, Employee shall not, directly or indirectly, in whole or in part, without the express written consent of Employer (which consent may be withheld in Employer's sole discretion), own, manage, operate, control, establish, participate in the management or control of, be employed by, lend Employee's name to or maintain or continue any interest whatsoever in, provide financial assistance to, or provide consulting or other services related to, any enterprise in direct competition with the business of Employer or any of its affiliates within a 50-mile radius of the location of any competing or substantially similar facility or business of Employer, or an affiliate, which was in operation on the date of termination or expiration of this Agreement.

     (b) Nothing contained in this Section 7 or in Section 3.4 of this Agreement shall prevent Employee from (i) passively investing in one or more venture capital funds managed by Collinson Howe and Lennox Venture Partners, Inc. (New York, NY) or Three Arch Partners (Menlo Park, CA), or similar funds, which may in turn invest in businesses which compete with Employer, provided that Employee shall not be entitled to provide advice to, or consult in any way with, such competing businesses nor shall Employee be entitled to own directly or indirectly more than ten percent (10%) of any such fund or underlying competing business, or (ii) investing in, or serving as a director of Odessey Healthcare so long as such company remains a provider of hospice services and does not compete with Employer.

     (c) If any part of Section 6 or this Section 7 shall be determined by a court of competent jurisdiction to be unreasonable in duration, geographic area or scope, then this Agreement is intended to and shall extend only for such period of time, in such area and with respect to such activity, as is determined by such court to be reasonable.

     8.   Ownership and Protection of Information. Intellectual Property and
          ------------------------------------------------------------------
Goodwill.
--------

     (a) All records, files, reports and documents pertaining to services rendered by Employee hereunder, or to the development or operation of the Business, or any business hereafter operated by Employer, belong to and shall remain the property of Employer. Employee recognizes and acknowledges that the terms of this Agreement, the names and addresses of the patients and clients of the Business, as well as Employer's proprietary information and trade secrets as they may exist from time to time, are valuable, special, and unique assets of Employer's business. Employee also recognizes and acknowledges that the systems, protocols, policies, procedures, manuals, reports, data bases, documents, instruments and other materials used by Employer in connection with the Business are proprietary to Employer, and are valuable, special and unique assets of Employer's business. Employee shall not, during or after the term of Employee's employment hereunder, disclose either Employer's proprietary information or trade secrets to any other person, or entity for any reason or purpose whatsoever, without the written consent of Employer. All written materials, records and other documents made by, or coming into the possession of, Employee during the term hereof which contain or disclose any of the foregoing shall be and remain the property of Employer. Upon the termination of this Agreement for any reason whatsoever, Employee shall promptly deliver the same, and all copies thereof, to Employer.

     (b) All information, ideas, concepts, improvements, discoveries and inventions, whether patentable or not, which are conceived, made, developed or acquired by Employee or which are disclosed or made known to Employee, individually or in conjunction with others, during the Employment Term (whether during business hours or otherwise and whether on Employer's premises or elsewhere) which relate to Employer's past, present or anticipated business, products or services (including, without limitation, all such information relating to corporate opportunities, financial and sales data, pricing and contractual terms, employee evaluations, opinions, interpretations, prospects, the identity of patients or entities that refer patients to Employer, the identity of key contacts within the entities that refer patients to Employer, and marketing and merchandising information or techniques, prospective names, and methods of doing business) shall be disclosed to Employer and are and shall be the sole and exclusive property of Employer. All memoranda, notes, records, files, correspondence, drawings, manuals, models, specifications, computer programs, maps and all other writings or materials of any type embodying any of such information, ideas, concepts, improvements, discoveries and inventions are and shall be the sole and exclusive property of Employer. Employee hereby specifically sells, assigns, and transfers to Employer all of Employee's right, title and interest in and to all such information, ideas, concepts, improvements, discoveries or inventions, and any United States or foreign applications for patents, inventor's certificates, or other industrial rights that may be filed thereon, including divisions, continuations, continuations-in-part, reissues and/or extensions thereof.

     9.     Equitable Relief. The parties hereto hereby acknowledge and agree
            ----------------
that the restrictions and obligations set forth herein, including but not limited to the restrictions and obligations set forth in Sections 6, 7 and 8 herein, are reasonable and necessary, and that any violation thereof would result in substantial and irreparable injury to Employer, and that Employer may not have an adequate remedy at law with respect to any such violation. Accordingly, Employee agrees that, in the event of any actual or threatened violation of any restriction or obligation set forth herein, Employer shall have the right and privilege to obtain, in addition to any other remedies that may be available, equitable relief, including temporary and permanent injunctive relief, to cease or prevent any actual or threatened violation of any provision hereof.

     10.    Miscellaneous.
            -------------

     10.1   Governing Law. This Agreement shall be governed and interpreted in
            -------------
accordance with, and the rights of the parties shall be determined by, the laws of the Commonwealth of Pennsylvania.

     10.2   Severability. If any provision of this Agreement shall be declared
            ------------
invalid or illegal for any reason whatsoever, then notwithstanding such invalidity or illegality, the remaining terms and provisions of this Agreement shall remain in full force and effect in the same manner as if the invalid or illegal provision had not been contained herein.

     10.3   Amendment. No alteration or modification of this Agreement shall be
            ---------
valid unless made in writing and executed by each of the parties hereto.

     10.4   Counterparts. This Agreement may be executed in more than one
            ------------
counterpart, and each executed counterpart shall be considered as the original.

     10.5   Successors; Binding Agreement. This Agreement shall be binding upon,
            -----------------------------
and shall inure to the benefit of, the parties hereto and their respective personal representatives, successors and permitted assigns.

     10.6   Notices. Any notice or other communication by one party hereto to
            -------
the other shall be in writing and shall be given, and be deemed to have been given, if either hand delivered or mailed, postage prepaid, certified mail (return receipt requested), addressed as follows:

                     If to Employer:     c/o Select Medical Corporation
                                         4718 Old Gettysburg Road
                                         Post Office Box 2034
                                         Mechanicsburg, PA 17055
                                         Attention: General Counsel

                     If to Employee:     David W. Cross
                                         10 Lindworth Drive
                                         St. Louis, MO 63124

Either party hereto may change the address for notice by notifying the other party, in writing, of the new address.

     10.7    Waiver. A waiver of the breach of any term or condition of this
             ------
Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition.

     10.8    Assignment. Employee shall have no right to assign this Agreement.
             ----------
Employer may assign its rights and obligations hereunder to an affiliate or successor in ownership of the Business.

     10.9    Entire Agreement. This Agreement contains the entire agreement of
             ----------------
the parties relating to the subject matter hereof and supersedes and merges all previous agreements and discussions between Employer and/or Intensiva, on the one hand, and Employee, on the other hand, including, specifically and without limitation, the Prior Agreement, and constitutes the entire agreement of the parties with respect to Employee's employment by Employer.

     10.10   Survival. The covenants contained in Sections 5(b), 6, 7, 8, 10.7
             --------
and 10.10 shall survive any termination or expiration of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the day and year first above written.

                                        Employer:

                                        SELECT MEDICAL CORPORATION, a Delaware
                                        corporation

                                        By: /s/ Robert A. Ortenzio
                                            -----------------------
                                             Robert A. Ortenzio
                                             President

                                        Employee:

                                        /s/ David W. Cross
                                        ---------------------------

                                    JOINDER
                                    -------

     The undersigned, intending to be legally bound hereby, joins in the execution and delivery of the aforesaid Employment Agreement, dated December 16, 1998 (the "Agreement"), for the purpose of agreeing to and accepting the terms and conditions of Sections 1(a) and 10.9 thereto.

     IN WITNESS WHEREOF, the undersigned has caused this instrument to be duly executed this 1 6th day of December, 1 998.

                                    INTENSIVA HEALTHCARE CORPORATION, a Delaware corporation



                                    By: /s/ Robert A. Ortenzio
                                        -----------------------------